EXHIBIT 10.56.2

SECOND LEASE AMENDMENT

THIS SECOND LEASE AMENDMENT (“Amendment”) is executed as of this 30th day of November, 2010, by and between 4300 VENTURE 34910 LLC, a Delaware limited liability company (“Landlord”), and eTAILDIRECT LLC, an Ohio limited liability company (“Tenant”).

Background:

A.             Landlord and Tenant entered into a certain Industrial Lease – Net dated as of October 1, 2007 (the “Initial Lease”), as amended by that certain First Lease Amendment dated September 29, 2009 (the “First Amendment”), whereby Tenant leased from Landlord and Landlord leased to Tenant certain premises and future premises consisting of approximately 606,270 square feet of first floor space plus approximately 120,000 square feet of basement space, all located in Building 3 of the Columbus International Aircenter (the “Building”), located in the City of Columbus, County of Franklin, State of Ohio;

B.             Landlord and Tenant desire to amend the Lease to, among other things, provide for Tenant’s early possession and improvement of a portion of the future premises.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Initial Lease is amended as follows:

1.             Delivery of the Studio Space.  The “Studio Space” shall mean that certain approximately 8,073 square feet as shown on Exhibit A-2 hereto and incorporated herein.  The Studio Space is currently a part of the future Leased Premises under the Lease.  The Delivery Date for the Studio Space shall be as of December 1, 2010, and Landlord shall deliver the Studio Space on such date in accordance with Section 1.2 of the Lease; provided however, Tenant shall not have a remeasurement right with respect to the Studio Space.  Upon delivery, the Studio Space shall be a part of the Leased Premises for all purposes under the Lease.  The later of the date Landlord so delivers the Studio Space and December 1, 2010 shall be the “Effective Date”.

2.             Revised Delivery Schedule for Expansions of the Leased Premises; Revised Annual Rent.

(a)	As of the Effective Date, the table set forth in Section 1.2 is hereby deleted and restated:

Date of Delivery by Landlord	Approx. Square Footage Delivered	Approx. Total Square Footage
October 1, 2007	265,000	265,000
September 1, 2010	79,270	344,270
December 1, 2010	8,073	352,343
September 1, 2011	191,927	544,270
September 1, 2012	62,000	606,270
September 1, 2014	120,000	726,270

(b)	As of the Effective Date, the table set forth in Section 1.6(b) is hereby deleted and restated:

Period	Total 1st Floor SF	1st Floor $/SF/yr	Bsm’t SF	Bsm’t $/SF/yr	Annual Rent		Monthly Install’ts of Annual Rent
2/01/2008 to 12/31/2008	265,000	$2.25			$596,250.00		$49,687.50
1/01/2009 to 8/31/2010	265,000	$2.10			$556,500.00		$46,375.00
9/01/2010 to 11/30/2010	344,270	$2.00			$688,540.00		$57,378.33
12/01/10 to 8/31/2011	352,343	$2.00			$704,686.00	*	$58,723.83
9/01/2011 to 8/31/2012	544,270	$2.00			$1,088,540.00		$90,711.67
9/01/2012 to 8/31/2013	606,270	$2.00			$1,212,540.00		$101,045.00
9/01/2013 to 8/31/2014	606,270	$2.00			$1,212,540.00		$101,045.00
9/01/2014 to 8/31/2015	606,270	$2.00	120,000	$0.30	$1,248,540.00		$104,045.00
9/01/2015 to 8/31/2016	606,270	$2.00	120,000	$0.35	$1,254,540.00		$104,545.00
9/01/2016 to 9/30/2017	606,270	$2.00	120,000	$0.40	$1,260,540.00		$105,045.00
First Option Term (5yrs.)	606,270	$2.40	120,000	$0.50	$1,515,048.00		$126,254.00
Second Option Term (5 yrs.)	606,270	$2.70	120,000	$0.50	$1,696,929.00		$141,410.75

* annualized number based on less than a full calendar year

3.             Tenant’s Work; Landlord’s Approval.  Tenant shall build out the Studio Space in full compliance with Section 9.4 of the Lease (Alterations) and in accordance with the plans and specifications approved by Landlord.  Landlord confirms that it has approved the DSW Photo Studio Interior Alterations dated October 8, 2010 prepared by Ford & Associates Architects.  At Tenant’s cost, Tenant shall furnish all fixturing and other improvements needed for Tenant’s use.  Landlord shall have no obligation to perform improvements to the Studio Space nor any obligation to contribute to or reimburse expenses relating to the improvements in the Studio Space.

4.             Purpose.  Section 1.6(a) of the Initial Lease is hereby deleted in its entirety and restated:

(a)
Purpose (See Section 3.1): The Leased Premises shall be used only for warehouse, distribution, photo studio and offices related to the foregoing, and any other use shall require Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

5.             Representations and Warranties.

(a)            Tenant represents and warrants to Landlord as follows: (i) The execution, delivery and performance of this Amendment will not result in any breach of, or constitute any default under, any agreement or other instrument to which Tenant is a party or by which Tenant might be bound; (ii) The execution, delivery and performance by Tenant of this Amendment have been duly authorized by Tenant, and there are no third party consents required for Tenant to enter into this Amendment or to perform its obligations hereunder; and (iii) The person executing this Amendment on behalf of Tenant represents and warrants that such person is duly authorized to act on behalf of Tenant in executing this Amendment, and that this Amendment constitutes a valid and legally binding obligation of Amendment enforceable against Tenant in accordance with its terms.

(b)           Landlord hereby represents and warrants to Tenant as follows: (i) The execution, delivery and performance of this Amendment will not result in any breach of, or constitute any default under, any agreement or other instrument to which Landlord is a party or by which Landlord or the Leased Premises might be bound and will not result in the imposition of any lien or encumbrance against the Leased Premises or the Lease; (ii) The execution, delivery and performance by Landlord of this Amendment have been duly authorized by Landlord, and all third party consents required for this Amendment have been obtained by Landlord, specifically including but not limited to the consent and approval of Landlord’s mortgage lender, if any; and (iii) The person executing this Amendment on behalf of Landlord represents and warrants that such person is duly authorized to act on behalf of Landlord in executing this Amendment, and that this Amendment constitutes a valid and legally binding obligation of Landlord enforceable against Landlord in accordance with its terms.

6.             Incorporation of Background.  The above Background paragraphs are hereby incorporated into this Amendment as if fully set forth herein.

7.             Definitions; Definition of Lease.  Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Initial Lease.  As used in the Initial Lease and herein, “Lease” shall mean the Initial Lease and First Lease Amendment as modified by and together with this Amendment.

8.             Entire Agreement.  The Lease, as amended by this Amendment, constitutes the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings.

9.             Lease Ratification.  The Lease, as modified herein, is in full force and effect, and the parties hereby ratify the same.  The Lease and this Amendment shall be binding upon the parties and their respective successors and assigns.  To the extent the terms and conditions of the Lease conflict with or are inconsistent with this Amendment, the terms and conditions of this Amendment shall control.

10.           Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed a part of an original and all of which together shall constitute one agreement.  Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to form one document.

11.           DSW’s Consent to Amendment; Ratification of Guaranty.  DSW Inc. has, and assumes, no obligations, liabilities or responsibilities under this Lease, except that DSW Inc. delivered to Landlord a Guaranty dated as of October 1, 2008 under which DSW Inc. guaranteed the performance of Tenant under the Initial Lease.  DSW Inc. delivered the Guaranty as an inducement to Landlord to enter into the Initial Lease.  DSW Inc. hereby consents to this Amendment, and DSW Inc. hereby affirms and ratifies the Guaranty as to Tenant’s performance under the Lease, as modified by this Amendment.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties have caused this Second Lease Amendment to be executed on the day and year first written above.

LANDLORD:
4300 VENTURE 34910 LLC,
a Delaware limited liability company

By:	4300 EAST FIFTH AVENUE LLC,
an Ohio limited liability company,
its Member

	By:	JUBILEE-AIRCENTER, L.L.C.,
a Delaware limited liability company,
its Managing Member

		By:	JUBILEE LIMITED PARTNERSHIP,
an Ohio limited partnership,
its Managing Member

			By:	SCHOTTENSTEIN PROFESSIONAL
ASSET MANAGEMENT CORPORATION,
a Delaware corporation,
its General Partner

				By:	/s/ Jay Schottenstein
				Print Name:	Jay Schottenstein

				Title:	President & Chairman

TENANT:
eTAILDIRECT LLC
an Ohio limited liability company

By:	/s/William Jordan

Print Name:	William Jordan

Title:	EVP

[acknowledgments appear on the following pages]

DSW Inc., an Ohio corporation, joins in this Amendment solely for purpose of paragraph 11 of this Amendment, and for no other purpose.  Except for the obligations of DSW Inc. expressly set forth in paragraph 11 of this Amendment, DSW Inc. has, and assumes, no obligations, liabilities or responsibilities under this Amendment.  Subject to the foregoing:

DSW INC., an Ohio corporation

By:	/s/William Jordan

Print Name:	William Jordan

Title:	EVP